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                                                                    Exhibit 21.1

                            THE GREENBRIER COMPANIES, INC.
                                 LIST OF SUBSIDIARIES

                                                                Names Under
                                                 State of       Which Does
Name                                           Incorporation     Business
----                                           -------------     --------
Autostack Corporation                               OR             N/A
Autostack General Partner, Inc.                     DE             N/A
Autostack Partners Limited Partnership              DE             N/A
Coast Transportation Systems, Inc.                  OR          STS - LTL
                                                                Division
Greenbrier Capital Corporation (formerly
   known as Greenbrier Intermodal, Inc.)            CA             N/A
Greenbrier Holdings, Inc. (formerly known
   as Greenbrier Intermodal, Inc.)                  OR             N/A
Greenbrier Leasing Corporation                      DE          Greenbrier
                                                                Intermodal
Greenbrier Logistics, Inc.                          OR             N/A
Greenbrier Partners, Inc.                           CA             N/A
Greenbrier Partners Limited Partnership             CA             N/A
Greenbrier Railcar, Inc.                            DE             N/A
Greenbrier Rail Car Services, Inc.                  DE             N/A
Greenbrier Rental Services, Inc.                    CA             N/A
Greenbrier Transportation, Inc.                     DE             N/A
Greenbrier Transportation Limited Partnership       DE             N/A
Gunderson, Inc. (formerly known as BW
   Industries, Inc.)                                OR             N/A
Gunderson Leasing, Inc.                             OR             N/A
Gunderson Marine, Inc.                              OR             N/A
Gunderson Southwest, Inc.                           OR             N/A
Gunderson Springfield, Inc. (formerly known
   as Gunderson Rail Car Services, Inc.)            OR             N/A
Gunderson Wheel Services, Inc.                      OR             N/A
Interamerican Logistics Inc.                     Ontario,          N/A
                                                  Canada
Redon General Partnership                           GA             N/A
Superior Transportation Systems, Inc.               OR             N/A
Tolan O'Neal Transportation & Logistics, Inc.       WA             N/A
TrentonWorks Limited                           Nova Scotia,        N/A
                                                  Canada
2441001 Nova Scotia Limited                    Nova Scotia,        N/A
                                                  Canada